Western Asset Management Strategic Bond Opportunities Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2016 between Metropolitan Series Fund (the Registrant), on behalf of the Western Asset Management Strategic Bond Opportunities Portfolio, a series of the Registrant, and Met Investors Series Trust, on behalf of the Lord Abbett Bond Debenture Portfolio, a series of Met Investors Series Trust, is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 25, 2015.

The Agreement and Plan of Reorganization dated as of April 29, 2016 between Metropolitan Series Fund (the Registrant), on behalf of the Western Asset Management Strategic Bond Opportunities Portfolio, a series of the Registrant, and Met Investors Series Trust, on behalf of the Pioneer Strategic Income Portfolio, a series of Met Investors Series Trust, is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 25, 2015.

Met/Wellington Core Equity Opportunities Portfolio

The Agreement and Plan of Reorganization dated as of April 29, 2016 between Metropolitan Series Fund (the Registrant), on behalf of the Met/Wellington Core Equity Opportunities Portfolio, a series of the Registrant, and Met Investors Series Trust, on behalf of the Pioneer Fund Portfolio, a series of Met Investors Series Trust, is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on November 25, 2015.